UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 8, 2018

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5b Hanagar Street, Hod Hasharon, Israel	4527708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2018, Wize Pharma Ltd. (“Wize Israel”), the wholly owned subsidiary of Wize Pharma, Inc. (the “Company”), entered into a Memorandum of Understanding (the "MOU") with Resdevco Research and Development Ltd. (“Resdevco”) in connection with the Exclusive Distribution and Licensing Agreement between Wize Israel and Resdevco, dated as of May 1, 2015 (as amended and supplemented thereafter, the “LO2A License Agreement”).

Pursuant to the existing LO2A License Agreement, Resdevco granted to Wize Israel (and thereafter, to OcuWize Ltd., Wize Israel’s wholly owned subsidiary) an exclusive license to develop in the United States, Israel, Ukraine and, subject to certain conditions, the People's Republic of China (collectively, the “Current Licensed Territories”), under the LO2A licensed technology, products in the field of ophthalmic disorders, and to mutually agree upon a manufacturer and to purchase, market, sell and distribute a formula known as LO2A in finished product form in the Licensed Territories in the field of ophthalmic disorders.

Pursuant to the MOU, Resdevco granted to Wize Israel (and its permitted assignees) an exclusive royalty bearing license to sell and distribute worldwide (excluding the Current Licensed Territories, Switzerland, Germany and Netherlands, the “Additional Territories”), under the LO2A licensed technology, products in the field of ophthalmic disorders, under the terms and conditions set forth in the MOU, including the following: (i) the license for each Additional Territory shall be conditional on signing a specific license agreement for each Additional Territory that shall include the basic terms and conditions set forth in the MOU, including reaching minimum sales targets in such Additional Territory pursuant to a formula set forth in the MOU; (ii) for each Additional Territory, both Wize Israel and the local distributor shall be responsible to pay Resdevco a minimum per product fee in accordance with a formula set forth in the MOU and the agreement with the distributor shall be subject to Resdevco's prior approval (which shall not be unreasonably withheld); (iii) if Resdevco introduces Wize Israel to a distributor in any Additional Territory, Wize Israel will enter good faith negotiations with such distributor and, if Wize Israel does not reach an agreement with such distributor, Resdevco may enter into a distribution agreement with such distributor, in which case, Wize Israel will provide the services it typically provides to its other distributors in consideration for a portion of the royalties payable to Resedevo; and (iv) the license granted under the MOU is for an initial term term of 5 years and, thereafter, automatically renews for additional terms of 5 years each, subject to full compliance with the terms set forth in the MOU and as long as the LO2A License Agreement is in effect. The MOU also provides that it shall be in effect until a definitive agreement reflecting the terms of the MOU is executed, which the parties committed to exercise their best efforts to do within three months.

The foregoing description of the LO2A License Agreement in this Form 8-K does not purport to be complete and is subject and qualified by reference to (i) the full text of the LO2A License Agreement which is attached as Exhibits 10.8 through 10.18 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017 and Exhibits 10.41 and 10.42 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2017 and (ii) the description of the Third Amendment to the LO2A License Agreement in the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2018, each of which is incorporated herein by reference.

A copy of the MOU will be filed as an exhibit to an amendment to this Current Report on Form 8-K or as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

Date: January 11, 2018	By:	/s/ Or Eisenberg
Name: Or Eisenberg
Title: Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

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